                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DEERE & COMPANY
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                DEERE & COMPANY
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      (4) Proposed maximum aggregate value of transaction:
- ----------
* Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

Fee was paid at the time of filing of preliminary proxy material.

                                DEERE & COMPANY
                                JOHN DEERE ROAD
                            MOLINE, ILLINOIS 61265

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 22, 1995

The annual meeting of stockholders of Deere & Company will be held at the principal office of the Company, on John Deere Road, near Moline, Rock Island County, Illinois, on Wednesday, February 22, 1995, at 10:00 A.M. to:

  1. Elect directors.

  2. Consider and vote upon the John Deere Performance Bonus Plan.

  3. Consider and vote upon the John Deere Equity Incentive Plan.

  4. Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on December 31, 1994 are enti-tled to vote at the meeting.

To be sure that your shares are represented at the meeting, please vote, sign, date and promptly mail the enclosed proxy card in the envelope provided for this purpose.

                                              For the Board of Directors,

                                       LOGO
                                                        Frank S. Cottrell
                                                        Secretary

Moline, Illinois
January 13, 1995

                                     LOGO

                                PROXY STATEMENT
- -------------------------------------------------------------------------------

TO THE STOCKHOLDERS: The Board of Directors of Deere & Company solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of stockholders to be held February 22, 1995, and at any adjournment of such meeting. Whether you own few or many shares, your proxy is important in helping to achieve good representation at the meeting. If you wish, at any time before your proxy is voted, you may re-voke it by written notice to the Company, or by delivery of a later dated proxy, or by voting in person at the meeting. The shares represented by all properly executed proxies will be voted as specified by you. In the absence of direction, properly executed proxies will be voted for the nominees to the Board set forth below, for the John Deere Performance Bonus Plan and for the John Deere Equity Incentive Plan.

  The holders of a majority of the Company's outstanding shares, present in person or by proxy, are required for a quorum at the meeting. The Company had 86,496,272 shares of common stock outstanding on December 31, 1994. Each share has one vote on each matter to be voted on at the meeting and one vote for each directorship to be filled on the Board of Directors.

  If any nominee is unable or declines to accept nomination or election for any reason, the persons designated in your proxy may vote for a substitute.

  A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present or repre-sented by proxy and entitled to vote is required for the approval of the com-pensation plan proposals. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will have no effect on the outcome of the election of directors, and will have the same effect as a vote against the two compensation proposals. Broker non-votes will have no effect on the out-come of the election of directors or the two compensation proposals.

  It is the policy of the Company that shareholders be provided privacy in voting. All proxy cards and ballots that identify votes of stockholders are held confidential, except: (i) as may be necessary to meet applicable legal requirements; (ii) to allow independent third-parties to solicit, receive, tabulate, and certify the results of the vote; (iii) in cases where sharehold-ers write comments on their proxy cards; and (iv) in contested proxy solicita-tions in which the opposing party does not also agree to comply with this pol-icy. The tabulator of the votes and at least one of the inspectors of the election are independent of the Company, its officers and directors. The tabu-lator, the Company's proxy solicitation agent and the inspectors of the elec-tion, including those who are Company employees, are required to sign confi-dentiality agreements which prohibit disclosure of votes to the Company.

  Stockholders of record at the close of business on December 31, 1994 are en-titled to vote. This notice of meeting, proxy statement and proxy card are be-ing mailed to stockholders on or about January 13, 1995.

                             ELECTION OF DIRECTORS
- -------------------------------------------------------------------------------

  Four directors are to be elected for terms expiring at the annual meeting in 1998. The persons named below were recommended by the Nominating Committee and nominated by the Board of Directors. Their principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages, and beneficial ownership of shares and of exercisable options to purchase shares of the Company at December 31, 1994 appear in that order after their names. As used below "restricted stock" refers to non-transferable stock, issued pursuant to the John Deere Restricted Stock Plan or the Nonem-ployee Director Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. No nominee owned beneficially more than .1% of the shares outstanding on December 31, 1994.

  Mr. Owen B. Butler, a director since 1987, resigned from the Board in May of 1994. Mr. Leonard A. Hadley and Dr. Arnold R. Weber were appointed to the Board during 1994. The size of the Board was increased accordingly.

             NOMINEES FOR TERMS EXPIRING AT ANNUAL MEETING IN 1998

  Mr. Hans W. Becherer Chairman and Chief Executive Officer of Deere & Company since 1990; prior thereto, President. Director of Deere & Company since 1986; Chair of Executive Committee. Director of Schering-Plough Corporation and AlliedSignal Inc. Age 59. Shares owned, 38,412 (includes 26,679 shares of re-stricted stock); under option, 19,097.

  Mr. Agustin Santamarina V. Of Counsel and Retired Senior Partner of the law firm of Santamarina y Steta since 1991; prior thereto, Senior Partner. Direc-tor of Deere & Company since 1991; Chair of Nominating Committee and member of Audit Review and Executive Committees. Director of a wide variety of corpora-tions in Mexico and The Mexico Fund Inc. Age 68. Shares owned, 800 (includes 400 shares of restricted stock).

  Mr. David H. Stowe, Jr. President and Chief Operating Officer of Deere & Company since 1990; prior thereto, Executive Vice President. Director of Deere & Company since 1982; member of Executive Committee. Age 58. Shares owned, 27,072 (includes 15,672 shares of restricted stock and 11,400 shares over which Mr. Stowe shares the power over voting and disposition); under option, 11,882.

  Mr. John R. Walter Chairman and Chief Executive Officer of R. R. Donnelley & Sons Company (print services). Director of Deere & Company since 1991; Chair of Committee on Compensation and member of Executive Committee and Nominating Committee. Director of Abbott Laboratories, Dayton Hudson Corporation and R.
R. Donnelley & Sons Company. Age 47. Shares owned, 700 (includes 400 shares of restricted stock).

                            COMPENSATION PROPOSALS
- -------------------------------------------------------------------------------

  During 1993, the Internal Revenue Code (the "Code") was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held corporations such as the Company may not deduct compensation paid to cer-tain executive officers to the extent that such compensation exceeds $1 mil-lion in any one year for each such officer. The regulations provide exceptions for performance-based compensation which meets specific requirements. Upon the recommendation of the Committee on Compensation, the Board has adopted the John Deere Performance Bonus Plan and the John Deere Equity Incentive Plan and the Board has decided to take all action required, including seeking share-holder approval, for such plan compensation to qualify for a tax deduction by the Company.

                 APPROVAL OF JOHN DEERE PERFORMANCE BONUS PLAN
- -------------------------------------------------------------------------------

DESCRIPTION OF THE JOHN DEERE PERFORMANCE BONUS PLAN.

  The Board of Directors has approved the John Deere Performance Bonus Plan in the form attached hereto as an exhibit (the "Plan"), subject to approval of the Plan by the stockholders of the Company. The description which follows is qualified in its entirety by reference to the Plan as set forth in such exhib-it. The Plan provides annual cash bonuses to salaried employees of the Company and is being submitted for stockholder approval to meet the requirements for tax deductibility under Section 162(m) of the Code. Stockholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE JOHN DEERE PERFORMANCE BO-NUS PLAN.

  Purpose. The purpose of the Plan is to provide Participants with a meaning-ful annual incentive opportunity geared toward the achievement of specific performance goals.

  Administration. The Plan will be administered by the Committee on Compensa-tion of the Board or a subcommittee thereof (the "Committee"), which shall be comprised of at least two members of the Board who shall be ineligible to par-ticipate in the Plan and shall have been ineligible to participate for at least one year prior to such member's appointment to the Committee. Each mem-ber of the Committee shall be an "outside director" within the meaning of Sec-tion 162(m) of the Code and a "disinterested person" as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934 (the "Act"). The Commit-tee has the authority to interpret the Plan and maintain administrative guide-lines relating to the Plan. The determinations of the Committee are final, binding and conclusive upon all persons.

  Eligibility and Participation. All full-time, salaried employees who are ac-tively employed by the Company during the Company's fiscal year are eligible to participate in the Plan for such fiscal year. From those persons eligible, the Committee determines annually those who will participate in the Plan. Based on current participation levels, it is anticipated that at the time of shareholder approval, approximately 9,550 employees will be eligible to par-ticipate in the Plan.

  To meet the requirements of Section 162(m), certain more restrictive provi-sions of the Plan apply only to "executive officers." For purposes of the Plan, "executive officers" shall be those employees designated by the Commit-tee from year to year for purposes of qualifying payouts under the Plan for exemption from Section 162(m).

  Award Determination. Prior to each fiscal year, or as soon as practicable thereafter, the Committee will establish performance goals which may be based on any combination of consolidated Company, business unit, division, product line, other segment and individual performance measures. Performance measures with respect to executive officers, as designated by the Committee, will be determined annually from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder re-turn; (b) growth in revenues, sales, net income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders' equity; or (e) economic value added. Prior to each fiscal year, or as soon as practicable thereafter, the Committee will also establish, for each job classification, various levels of award payments depending upon the level of achievement of the performance goals. Final awards will be based on the level of achievement of the performance goals, the participant's job clas-sification and the predetermined award payout levels. Except with respect to executive officers, the Committee has the discretion to adjust performance goals and payout levels during a fiscal year. With respect to executive offi-cers, the Committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan. The maximum amount payable under the Plan to a participant for any year will be $2,000,000.

  As discussed above, awards under the Plan will be based upon performance goals established with respect to fiscal 1995 and to be established with re-spect to future years. No bonuses under the Plan have yet been earned by any employee of the Company since the performance periods have not yet passed. Un-der the regulations of the Securities and Exchange Commission, however, the Company is required to show in the following table the bonuses that would have been earned by the individuals and groups indicated using the performance cri-teria established under the proposed Plan and based upon the performance of the Company in fiscal 1994. The bonuses actually earned in fiscal 1994 by the named executives under the current bonus plan are in-cluded in the Summary Compensation Table on page 18. The amounts shown below were not earned by or paid to any employee and are entirely hypothetical based on the amounts that would have been earned in fiscal 1994, in lieu of the bo-nuses shown in the Summary Compensation Table, if the Plan had been in effect for such year.

                                                                      DOLLAR
NAME AND POSITION                                                      VALUE
- -------------------------------------------------------------------------------
Hans W. Becherer, Chairman & Chief Executive Officer............... $   831,600
David H. Stowe, Jr., President & Chief Operating Officer........... $   529,200
Eugene L. Schotanus, Executive Vice President...................... $   342,377
Bill C. Harpole, Executive Vice President.......................... $   334,125
Michael S. Plunkett, Senior Vice President......................... $   298,509
Executive Group(1)................................................. $ 3,793,874
Non-Executive Director Group(2)....................................        None
Non-Executive Officer Employee Group(3)............................ $79,061,396
- -------------------------------------------------------------------------------

(1) The total of bonuses earned by the executive group in fiscal 1994 under the current bonus plan was $3,940,322.

(2) Non-employee directors are not eligible to participate in the Plan.

(3) The total of bonuses earned by all non-executive officer employees in fis-cal 1994 under the current bonus plan was $79,095,998.

  Payments. All awards will be payable in cash as soon as practicable after the end of the fiscal year and after the Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satis-fied.

  Termination of Employment. In the event of the death, disability, retirement or transfer of a participant to a non-participating business unit, the final award of such participant will be reduced to reflect participation prior to the termination only. In the event of any other kind of termination of service, the participant's award for the fiscal year of termination is forfeited. However, the Committee has discretion to pay a partial award for the portion of the year that the participant was employed by the Company.

  Change in Control. In the event of a change in control of the Company, par-ticipants employed by the Company as of the date of the change in control will be entitled to the greater of an award based on actual performance to such date or an award based on targeted performance. Awards will be paid within thirty days after a change in control. A change in control is defined as a dissolu-tion, liquidation, merger, or consolidation in which the Company is not the surviving corporation, or the acquisition of thirty percent or more of the Company's common stock by one individual, corporation, or other entity.

  The payment of awards in the event of a change in control may have the inci-dental effect of increasing the net cost of such change in control and, thus, theoretically could render more difficult or discourage such a change in con-trol, even if such change in control would be beneficial to shareholders gener-ally.

  Duration of the Plan. The Plan shall remain in effect from the date it is ap-proved by the Company's shareholders until it is terminated by the Committee or the Board of Directors of the Company.

  Amendment. The Committee may, at any time, amend any or all of the provi-sions of the Plan or suspend or terminate it entirely. No amendment, suspen-sion or termination may reduce the rights of a participant under an award without the participant's consent.

                 APPROVAL OF JOHN DEERE EQUITY INCENTIVE PLAN
- -------------------------------------------------------------------------------

DESCRIPTION OF THE JOHN DEERE EQUITY INCENTIVE PLAN.

  The Board of Directors of the Company has approved the John Deere Equity In-centive Plan in the form attached hereto as an exhibit (the "Plan"), subject to approval of the Plan by the stockholders of the Company. In general, the Plan authorizes the Company to award, to key employees, shares of its common stock which will be subject to certain limitations. Such shares will also be subject to risks of forfeiture unless the Company achieves certain long-term performance goals. The Plan also provides for awards to key employees of addi-tional shares of common stock, which are not subject to forfeiture, if the Company exceeds its performance goals.

  Stockholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE JOHN DEERE EQUITY INCENTIVE PLAN.

  The ability to award stock through equity-based compensation vehicles such as the Plan is an important method by which the Company can retain, and pro-vide incentives for, key employees. The Board believes that the Plan will di-rect the focus of key employees to the long-term performance of the Company by making a portion of such employee's remuneration dependent upon the Company's long-term success. The Plan is designed to reward and motivate such key em-ployees for such long-term success and to encourage them to identify with the interests of stockholders. Subject to shareholder approval of the Plan, key employees who participate in the Plan will no longer receive grants (except in special circumstances approved by the Committee) of shares under the John Deere Restricted Stock Plan. The following description of the Plan is quali-fied in its entirety by the full text of the Plan, a copy of which is attached hereto as an exhibit. Stockholders are urged to refer to the exhibit for a complete description of the Plan's provisions.

  A maximum of 1,000,000 shares of common stock of the Company will be re-served for awards under the Plan, which may be authorized but unissued shares or shares previously issued and outstanding and reacquired by the Company. The Plan provides for appropriate adjustments in the number and kind of shares is-suable pursuant to the Plan and to any outstanding awards, in the event of a stock split, stock dividend, recapitalization or similar corporate transac-tions.

  The Plan will be administered by the Committee on Compensation of the Board or a subcommittee thereof (the "Committee"), which shall be comprised of at least two members of the Board who shall be ineligible to participate in the Plan and shall have been ineligible to participate for at least one year prior to such member's appointment to the Committee. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code, as amended, and a "disinterested person" as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934 (the "Act"), as in effect from time to time. The Committee is responsible for interpreting and adminis-tering the Plan, including making all determinations necessary or advisable for such administration, to the extent not contrary to the express provisions of the Plan.

  The Plan authorizes the Committee to grant performance-based equity incen-tive shares to key employees of the Company and its subsidiaries as designated by the Committee. At present, 9 senior executives are eligible to receive grants under the Plan and it is anticipated that the Plan will not be extended to more than 100 key employees. The key employees to whom grants will be made, and the number of incentive shares subject to each grant, are determined by the Committee, however, the Plan provides that no person may receive grants of more than 75,000 incentive shares over a four fiscal year period (subject to certain adjustments described above). In making such determinations, the Com-mittee may take into account the nature of the services rendered by the key employees, their present and potential contributions to the Company's success, the Company's performance and such other factors as the Committee in its dis-cretion shall deem relevant. Shares of common stock covered by incentive grants are subject to forfeiture, but may be freed of such forfeiture provi-sions as described below.

  The Plan requires the Committee to establish a performance period over which the Company's performance will be measured for purposes of the Plan. The Com-mittee made an initial grant, subject to stockholder approval, establishing a performance period of four consecutive fiscal years commencing November 1, 1994, although the Plan allows the Committee to establish other periods as it deems appropriate. The Committee may establish one or more performance periods for each stock grant, and it is currently anticipated that the Committee will establish for the recent grant additional four-year performance periods com-mencing November 1, 1996 and November 1, 1998.

  The Plan also requires the Committee to set performance goals for each per-formance period from among any of the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder re-turn; (b) growth in revenues, sales, net income, stock price and/or earnings per share of common stock; (c) return on assets, net assets, and/or capital;
(d) return on stockholders' equity; and (e) economic value added. Such factors may be measured, as applicable, either before or after income taxes, and in-cluding or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued or added operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes. The Committee has determined that performance goals for the first performance period under the Plan will be based on growth of the Company's revenues (including growth in the Company's revenues due to acquisitions by the Company) and return on the Company's assets, in each case over such performance period. The Plan also authorizes the Committee to reduce grants or adjust performance goals in the event of certain acquisitions or dispositions of assets or securities by the Company, subject to the restric-tions of Section 162(m) of the Code.

  If the Company achieves the performance goals established by the Committee, a participant's stock grants will no longer be subject to forfeiture. If the Company achieves a percentage of such performance goals, a portion of the par-ticipant's stock grant (generally equal to the percentage of the performance goal achieved by the Company) will no longer be subject to forfeiture. In any event, the number of shares which may be freed from forfeiture provisions over a four-year period for any person (other than by reason of a change of control or potential change of control as defined in the Plan), shall not exceed 75,000 (subject to certain adjustments described above). If any shares covered by a stock grant are not freed from forfeiture provisions within eight years of being awarded, such shares shall automatically be forfeited.

  If the Company exceeds the performance goals established by the Committee for any performance period, participants may receive bonus stock awards that are not subject to forfeiture. The number of shares of common stock covered by a bonus stock award may equal the maximum for such award (as established by the Committee at the beginning of a performance period), multiplied by the percentage over the performance target achieved by the Company for the perfor-mance period, up to a maximum of 100%. However, the Plan provides that no per-son may receive more than 75,000 shares as bonus stock awards over a four fis-cal year period (subject to certain adjustments described above).

   The participant shall have the right to receive dividends upon and to vote the common stock which is the subject of an incentive stock grant, and to en-joy all other stockholder rights, except that the Company shall retain custody of the stock while it is subject to limitations. With limited exceptions, the participant may not transfer, give or otherwise alienate or hypothecate the shares until they are freed of such limitations. As further explained in the Committee's Report on Executive Compensation, the Committee has introduced stock ownership guidelines for senior officers of the Company to encourage their retention of Company stock.

  In the event of a change in control of the Company, the limitations shall lapse and the value of the awards may be paid to the participants in cash (at a "change of control price" as defined in the Plan). In the event of a poten-tial change in control, upon a determination by the Committee or the Board of Directors, the limitations shall be deemed to lapse and the value of the in-centive shares may be paid to the participant in cash at such change of con-trol price.

  A change of control is defined in the Plan generally to include any change of control required to be disclosed in a proxy statement governed by the rules of the Securities and Exchange Commission, whether or not the Company is then subject to such rules. A potential change of control is defined in the Plan generally to include the entering into of an agreement the consummation of which would result in a change of control, or the acquisition by an outside person or persons of securities representing 5% or more of the combined voting power of the Company accompanied by a determination by the Board of Directors of the Company that a potential change of control has occurred for purposes of the Plan.

  The lapse of limitations and payment of the value of incentive shares in cash in the event of a change or potential change of control may have the in-cidental effect of increasing the net cost of such change of control and thus theoretically could render more difficult or discourage such a change of con-trol, even if such change of control would be beneficial to shareholders gen-erally.

  The Plan provides that except as permitted under certain rules of the Act, no interest of any participant in the Plan is assignable or transferable, other than by will or the laws of descent or distribution. In the event of a participant's death, disability or normal retirement from the Company, the participant will retain his or her stock grants, and may continue to receive bonus stock awards for any performance period during which the participant was employed by the Company. In the event of a participant's early retirement, the participant will forfeit a portion of his or her stock grants which have not previously been freed of limitations (in proportion to the participant's re-tirement during the performance period), unless the Committee waives such for-feiture. The participant may continue to receive bonus awards for any perfor-mance period during which the participant was employed (which will be simi-larly prorated). Generally, if any participant ceases to be an employee of the Company for any other reason, he or she will forfeit all stock grants which have not previously been freed of limitations, and be ineligible to receive bonus stock awards.

  The Plan terminates when all stock granted under the Plan has been forfeited or is no longer subject to limitations, but no stock may be granted and no bo-nus stock awards may be established after December 31, 2004. The Committee may from time to time amend or terminate the Plan, although no amendment or termi-nation may materially and adversely affect a participant's rights under a pre-vious stock grant without the participant's consent. Any amendment to the Plan which would increase the maximum number of shares that may be issued pursuant to the Plan (except for such adjustments as are provided for in the Plan), ma-terially increase the benefits accruing to participants under the Plan or mod-ify the requirements as to eligibility for participation in the Plan, or which requires stockholder approval in order for the Plan to continue to comply with
Section 162(m) of the Code, must be approved by the Company's stockholders.

PLAN BENEFITS

  The table below shows performance-based equity incentive shares granted by the Committee to certain executive officers in December, 1994, subject to stockholder approval of this proposal:

                                                       DOLLAR
                                                       VALUE       NUMBER OF
NAME AND POSITION                                      ($)(1)   INCENTIVE SHARES
- --------------------------------------------------------------------------------
Hans W. Becherer, Chairman and CEO.................. $1,124,990      17,840
David H. Stowe, Jr., President and COO.............. $  629,969       9,990
Eugene L. Schotanus, Executive Vice President....... $  415,061       6,582
Bill C. Harpole, Executive Vice President(2)........       None        None
Michael S. Plunkett, Senior Vice President.......... $  383,153       6,076
Executive Group..................................... $4,215,687      66,852
Non-Executive Director Group(3).....................       None        None
Non-Executive Officer Employee Group................       None        None
- --------------------------------------------------------------------------------

(1) Value as of December 14, 1994, the date the grants were made, based on $63.06, the average of the high and low price of a share of the Company's com-mon stock on the New York Stock Exchange on such date.

(2) Mr. Harpole retired as of October 31, 1994.

(3) Non-employee directors are not eligible to participate in the Plan.

  The number and value of other incentive share grants or bonus share awards that will be received by any person in the future under the Plan is not deter-minable at this time, as such determinations are to be made by the Committee in its sole discretion subject to the limitations of the Plan, or are based on the future achievement of performance goals to be set by the Committee in its sole discretion. However, it is currently anticipated that the Committee will not make another stock grant under the Plan until 1996.

FEDERAL INCOME TAX CONSEQUENCES

  The income tax consequences of the Plan under the Code are summarized in the following discussion, which deals with the general federal income tax princi-ples applicable to the Plan and is intended for general information only. State and local income taxes are not discussed and may vary from locality to locality.

  Unless an election is made under Section 83(b) of the Code, a participant who receives a performance-based incentive stock grant under the Plan will not have taxable income upon receipt, and the Company will not then be entitled to a deduction. However, when shares covered by such a grant become no longer subject to forfeiture, the participant will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such forfeiture provisions lapse. If an elec-tion is made under Section 83(b), the participant will realize ordinary income at the date of grant equal to the fair market value of the shares at that date, and the Company will be entitled to a deduction in the same amount. If shares subject to such election are subsequently forfeited, the participant will not be allowed a deduction, refund, or loss for tax purposes for such forfeited shares. Generally, whether or not an election is made under Section 83(b), the Company will be required to withhold taxes on the income recognized by the participant.

  A participant who receives a bonus stock award under the Plan will have tax-able income upon receipt. The participant will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the shares covered by the bonus stock award on the date of award. The Company will be required to withhold taxes on the income recognized by the participant.

  Gain or loss realized by a participant on the subsequent sale or disposition of shares covered by an incentive grant or a bonus stock award will normally be taxable as capital gain or loss, and no further deduction will be allowed to the Company.

                                OTHER BUSINESS
- -------------------------------------------------------------------------------

  The Board of Directors is not aware of any other matters that will come be-fore the meeting. However, if any other proper business should come before the meeting, your proxy, if signed and returned, will give to the persons desig-nated in it discretionary authority to vote according to their best judgment.

                        DIRECTORS CONTINUING IN OFFICE
- -------------------------------------------------------------------------------

  The seven persons named below are now serving as directors of the Company for terms expiring at the annual meetings in 1996 and 1997 as indicated. Their principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages and beneficial ownership of shares, including restricted shares, and of exercisable options to purchase shares of the Company at December 31, 1994 appear in that order after their names. As used below "restricted stock" refers to non-transferable stock, is-sued pursuant to the John Deere Restricted Stock Plan or the Nonemployee Di-rector Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. No director continuing in office owned beneficially more than .1% of the shares outstanding on December 31, 1994.

                   TERMS EXPIRING AT ANNUAL MEETING IN 1996

  Mr. John R. Block President of National-American Wholesale Grocers' Associa-tion since 1986; prior thereto, United States Secretary of Agriculture. Direc-tor of Deere & Company since 1986; Chair of Audit Review Committee and member of Executive Committee and Pension Plan Oversight Committee. Director of Arca-dian Partnership, L.P., Purina Mills, Inc. and Rochester Telephone Corp. Age
59. Shares owned, 800 (includes 600 shares of restricted stock).

  Mr. Leonard A. Hadley Chairman and Chief Executive Officer of Maytag Corpo-ration (appliances) since 1992; prior thereto, President and Chief Operating Officer. Director of Deere & Company since 1994; member of Pension Plan Over-sight Committee. Director of Maytag Corporation. Age 60. Shares owned, 500 (includes 500 shares of restricted stock).

  Prof. Regina E. Herzlinger Nancy R. McPherson Professor of Business Adminis-tration at the Harvard Business School. Director of Deere & Company since 1992; Chair of Pension Plan Oversight Committee and member of Audit Review Committee and Executive Committee. Director of C. R. Bard, Inc., Manor Care, Inc., Salick Health Care, Inc. and Schering-Plough Corporation. Age 51. Shares owned, 700 (includes 600 shares of restricted stock).

                   TERMS EXPIRING AT ANNUAL MEETING IN 1997

  Mr. Samuel C. Johnson Chairman of S. C. Johnson & Son, Inc. (home care and specialty products). Director of Deere & Company since 1973; member of Commit-tee on Compensation and Nominating Committee. Director of Mobil Corporation, H.J. Heinz Company and Johnson Worldwide Associates, Inc. Age 66. Shares owned, 9,800 (includes 800 shares of restricted stock).

  Mr. Arthur L. Kelly Managing Partner of KEL Enterprises L.P. (holding and investment partnership). Director of Deere & Company since 1993; member of Au-dit Review Committee and Committee on Compensation. Director of Bayerische Motoren Werke (BMW) A.G., Nalco Chemical Company, The Northern Trust Corpora-tion and Snap-on Incorporated. Age 57. Shares owned, 2,133 (includes 733 shares of restricted stock).

  Mr. William A. Schreyer Retired Chairman and Chief Executive Officer of Mer-rill Lynch & Co., Inc. (securities and investment banking). Director of Deere & Company since 1994; member of Committee on Compensation and Nominating Com-mittee. Director of Callaway Golf Company, Schering-Plough Corporation, True North Communications Inc. and Willis Corroon Group, plc. Age 66. Shares owned, 1,600 (includes 600 shares of restricted stock).

  Dr. Arnold R. Weber Chancellor of Northwestern University, Evanston, Illi-nois since January, 1995; prior thereto, President. Director of Deere & Com-pany since 1994; member of Pension Plan Oversight Committee. Director of Aon Corporation, Burlington Northern, Inc., Inland Steel Company, Pepsico, Inc. and Tribune Corporation. Age 65. Shares owned, 500 (includes 300 shares of re-stricted stock).

  At December 31, 1994, directors and executive officers as a group (20 per-sons), had a beneficial interest in an aggregate of 314,368 shares (.36%) of common stock of the Company, (includes 43,155 shares held with sole power over voting and disposition, 32,266 shares held with shared power over voting or disposition, 109,191 shares of restricted stock under the John Deere Re-stricted Stock Plan, 4,933 shares of restricted stock under the Nonemployee Director Stock Ownership Plan, and 124,823 shares represented by exercisable stock options). Upon shareholder approval of the John Deere Equity Incentive Plan, executive officers will also have a beneficial interest in 66,852 shares of stock under such plan.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES
- -------------------------------------------------------------------------------

  Listed below are certain persons who, to the knowledge of the Company, own beneficially more than five percent of the Company's Common Stock. This infor-mation is based on information supplied by FMR Corp.

  As of November 30, 1994, FMR Corp., 82 Devonshire Street, Boston, Massachu-setts 02109-3614, beneficially owned 6,271,982 shares of the Company. This number includes: 6,048,719 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various registered investment companies and as investment adviser to certain other funds; 186,363 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts (primarily employee benefit plans) and as investment ad-viser to certain other funds; 30,300 shares beneficially owned by Fidelity In-ternational Limited, as a result of its serving as investment adviser to vari-ous non-U.S. investment companies; and 6,600 shares beneficially owned by Ed-ward C. Johnson 3d or an Edward C. Johnson 3d family member.

  FMR Corp. has sole voting power with respect to 29,313 shares and sole dis-positive power with respect to 6,235,082 shares. Fidelity International Lim-ited has sole voting and dispositive power with respect to all the shares it beneficially owns. Edward C. Johnson 3d, has sole voting power over 5,300 shares and shared voting power over 1,300 shares.

                                  COMMITTEES
- -------------------------------------------------------------------------------

  The Board of Directors of the Company, which met seven times during the 1994 fiscal year, has delegated some of its authority to five committees of the Board. These are the Executive Committee, the Committee on Compensation, the Nominating Committee, the Audit Review Committee and the Pension Plan Over-sight Committee. During the 1994 fiscal year, all of the directors attended 75% or more of the meetings of the Board of Directors and Committees on which they served.

  The Committee on Compensation, which met five times during the 1994 fiscal year, con- sists of John R. Walter (Chair), Samuel C. Johnson, Arthur L. Kelly and William A. Schreyer. The Committee has responsibility with respect to com-pensation matters involving officers of the Company.

  The Nominating Committee, which met twice during the 1994 fiscal year, con-sists of Agustin Santamarina V. (Chair), Samuel C. Johnson, William A. Schreyer and John R. Walter. The responsibilities of the Nominating Committee are to recommend to the Board individuals for election to the Board, to ensure that the Chair periodically reviews the Company's plans regarding succession of se-nior management with the Committee and with all other outside directors, and to make recommendations concerning the size, composition, committee structure and fees for the Board and criteria relating to tenure and retention of directors. The Committee will consider individuals recommended for nomination by stock-holders. Such recommendation should be submitted in writing to the Secretary of the Company, Deere & Company, John Deere Road, Moline, Illinois 61265, who will submit them to the Committee for its consideration. The recommendation must be accompanied by the consent of the individual to be nominated, to be elected and to serve.

  In addition, the Bylaws of the Company establish certain procedures concern-ing stockholder nominations of directors at a meeting of stockholders. The By-laws require that notice of such nominations be received by the Secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. Pursuant to such Bylaw, notice is hereby given that the annual meeting of stockholders in 1996 will be held on February 28, 1996. Notice of a nomination shall also set forth the name, address and the class and number of shares owned by the shareholder making the nomination; the name, age, business and residence addresses and principal occupation of the nominee and the number of shares ben-eficially owned by and such other information concerning the nominee as would be required to be disclosed in the solicitation of proxies for election of di-rectors under Regulation 14A under the Securities Exchange Act of 1934, as amended. The Company may require any nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee. Per-sons 70 or older are not eligible for nomination.

  The Pension Plan Oversight Committee, which was established in August, 1994 and did not meet during the fiscal year, consists of Regina E. Herzlinger (Chair), John R. Block, Leonard A. Hadley and Arnold R. Weber. The Committee reviews the activities of the Company with respect to asset allocation, funding policies, and the performance of trustees, investment managers and actuaries, for the Company's pension and retirement plans. The Committee also has respon-sibility for making substantive amendments and modifications to the pension and retirement plans. The Committee reports to the Board on its activities.

  The Audit Review Committee, which met three times during the 1994 fiscal year, consists of John R. Block (Chair), Regina E. Herzlinger, Arthur L. Kelly and Agustin Santamarina V. The Committee recommends to the Board a firm of in-dependent certified public accountants to audit the annual financial state-ments, discusses with the auditors and approves in advance the scope of the au-dit, reviews with the independent auditors the financial statements and their audit report, consults with the internal audit staff and reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Committee reports to the Board on its activities and findings.

  In accordance with the recommendation of the Audit Review Committee, the firm of Deloitte & Touche llp has been appointed by the Board of Directors as inde-pendent certified public accountants to examine the financial statements of the Company for the 1995 fiscal year. A representative of Deloitte & Touche llp is expected to be present at the stockholders' meeting; this individual will have an opportunity to make a statement and will be available to respond to appro-priate questions.

                           COMPENSATION OF DIRECTORS
- -------------------------------------------------------------------------------

  Directors who are not employees of the Company receive an annual retainer of $28,000 for serving as directors, and an annual retainer of $3,000 for each Board committee of which they are members, except the Audit Review Committee, for which the retainer is $4,000 for members. An additional fee of $2,000 per year is paid to the chair of each Board committee. The directors also receive a meeting fee of $1,000 for each Board or committee meeting attended. At the 1993 annual meeting, stockholders approved the adoption of the Nonemployee Di-rector Stock Ownership Plan. Pursuant to such plan, upon election and each re-election to the Board, non-employee directors are awarded 600 restricted shares of common stock of the Company for each three-year term. A person who becomes a non-employee director between annual meetings or who serves a par-tial term will receive a prorated grant. The restricted shares may not be sold, pledged, assigned, gifted, or otherwise alienated or hypothecated and are subject to forfeiture until the expiration of the restriction period, which ends upon the nonemployee directors' retirement from the Board, perma-nent and total disability, death or a change in control of the Company. While the restrictions are in effect, the nonemployee directors are entitled to vote the shares and receive dividends.

  The Company also has a pension benefit plan for outside directors who are not employees or retirees of the Company. Each such outside director with at least five years of service, who retires at age 65 or older, will receive a quarterly retirement benefit equal to one-fourth of the annual retainer pay-able to the director at the time of his retirement. Each outside director with at least five years of service, who terminates service prior to age 65, will receive a quarterly benefit, commencing at age 65, for a period equal to such director's period of service. In the event of the director's death prior to retirement or prior to the expiration of a period following retirement equal to his years of service, the director's beneficiary will be paid a death bene-fit.

                           -------------------------

  The report of the Committee on Compensation and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Se-curities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by ref-erence, and shall not otherwise be deemed filed under such Acts.

                           -------------------------

                           COMMITTEE ON COMPENSATION
                       REPORT ON EXECUTIVE COMPENSATION
- -------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

  The Committee on Compensation of the Board (the "Committee") is committed to providing a total compensation program that supports the Company's business strategy, culture and the creation of shareholder value. The Committee is re-sponsible for the oversight of executive compensation and reviews the Company's compensation program on an ongoing basis. No member of the Committee is a former or current officer of the Company or any of its subsidiaries.

  The overall philosophy of the Committee regarding executive compensation can be summarized as follows:

  . Provide a target total reward opportunity that is sufficiently competi-tive to attract and retain high caliber executives. In general, this in-volves a target total pay structure that is at or moderately above the median pay levels available at other large, diversified companies;

  . Link a meaningful portion of the total compensation opportunity to per-formance-based incentives consistent with the creation of shareholder value and the Company's long-term strategic goals;

  . Provide for meaningful risk as well as reward opportunity in order to penalize substandard performance while encouraging superior performance relative to Company competitors and recognizing the cyclical nature of the Company's core businesses; and

  . Structure the program to be positively regarded by the Company's stock-holders, employees, the financial community and the public in general, as well as by the eligible executive management.

  During fiscal 1994, the Committee retained the services of an international compensation consulting firm to review the total compensation program offered to the Company's officer group. This review encompassed all key aspects of the program, including overall pay philosophy, the peer group used to competi-tively assess compensation opportunity, levels of pay and the mix of pay com-ponents, the performance measures and goals used to determine incentive com-pensation, and the actual design of cash and equity incentive programs. The overall goal of the Committee in retaining the consultants was to obtain an independent perspective on existing practices and to focus more sharply on growth and value creation through increased emphasis on value-oriented incen-tives.

  The study resulted in the Committee's approval of the following changes to the existing compensation practices for the Company's senior officers, to be-come effective in fiscal 1995:

  . A significant increase in the difficulty of the performance goals that determine short-term incentives, requiring a higher level of performance in order to earn awards comparable to the prior program;

  . The use of performance measures in the short-term incentive plan and new performance-based equity program (see below) tied more closely to cash flow as opposed to accounting-based earnings;

  . Replacement of regular annual grants under the Company's existing ten-ure-based restricted stock program with performance-based grants that are subject to forfeiture if long-term financial goals are not achieved; and

  . The addition of premium-price stock option grants with exercise prices above the market price of the Company's stock on the date of grant.

  Effective for tax years beginning after 1993, the Revenue Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance-based executive compensation. The Company first became subject to these limitations in the fiscal year which began November 1, 1994. The Committee intends, to the extent practicable, that executive compensation be deductible for federal in-come tax purposes provided doing so would be consistent with the other compen-sation objectives. For this reason, it is recommended that stockholders ap-prove the John Deere Performance Bonus Plan and the John Deere Equity Incen-tive Plan which have been designed to meet the compensation objectives and to comply with the new legislation on tax deductibility.

  The specific practices surrounding each component of the Company's executive compensation program are described in the following paragraphs.

BASE SALARY

  It is the Committee's policy to position the base salaries of the Company's executives at approximately the median level of salaries provided to compara-ble positions within a peer group of companies which share some combination of the following characteristics with the Company: comparable sales volumes or employment levels; similar products and services; a similar commitment to man-ufacturing as a core activity; and a comparable global presence. Currently, this peer group consists of 18 companies, three of which are also included among the ten companies that comprise the S&P Diversified Machinery Group In-dex used in the performance graph following this report. It is the Committee's view that this larger peer group provides a more appropriate benchmark for assessing competitive levels of compensation than the limited number of companies within the S&P Diversified Machinery Group Index.

  The Committee annually reviews the base salary of each executive officer of the Company, including Mr. Becherer, the Chief Executive Officer (CEO). In de-termining salary adjustments for the Company's executives (including Mr. Becherer and the other executive officers named in the Summary Compensation Table), the Committee takes into consideration various factors, including in-dividual performance; the financial and operational performance of the activi-ties directed by the executive (including profitability under prevailing busi-ness conditions, performance against budget, customer satisfaction, and inno-vation); experience; time in position; future potential; responsibility; and the executive's current salary in relation to the executives' salary range and the median salary practices of the peer group. These factors are considered subjectively in the aggregate and none of the factors are accorded a specific weight. In selected cases, other factors may also be considered. Peer group salary data for comparable-level positions is provided annually to the Commit-tee by an outside compensation consultant.

  For 1994, the base salaries of Mr. Becherer and the other executive officers named in the Summary Compensation Table were essentially equal to the peer group median and generally consistent with the base salary philosophy estab-lished by the Committee. This median salary positioning was confirmed by the study recently conducted for the Committee by its consultants. Mr. Becherer received a base salary of $733,805 for fiscal 1993 and $764,130 for fiscal 1994.

SHORT-TERM INCENTIVES

  A substantial portion of the Company's executive compensation package is contingent upon the Company attaining preestablished financial goals under the John Deere Performance Bonus Plan. Each year in which these goals are achieved, the compensation of all salaried employees (including Mr. Becherer and the other executive officers named in the Summary Compensation Table) is supplemented by fiscal year-end profit sharing (bonus) payments. The amount of the profit sharing payment (if any) depends upon the Company's pre-bonus and pre-extraordinary item return on average assets for the year and the position and salary of the employee.

  The maximum profit sharing payment under the plan is available when the re-turn on assets is 7.75% or more and no profit sharing payment is available when the return on assets is below 1.75%. For 1994, the Company's return on average assets calculated in accordance with the plan was 8.87%. Accordingly, for 1994, Mr. Becherer received the maximum profit sharing payment of $874,500, or approximately 116.6% of his base salary. When added to base sala-ry, target awards under the profit sharing plan for the Company's executives are structured to provide median annual cash compensation relative to the peer group companies.

  In addition to the above profit sharing payments, the CEO is authorized to grant discretionary bonuses to selected employees in recognition of outstand-ing achievement. Such bonuses may not exceed 20% of annual base salary except in highly unusual circumstances. No such discretionary bonuses were granted to the Company's senior officers in fiscal 1993 or 1994.

  Based on the recommendations of the consultants, the Committee has elected to change the approach to profit sharing bonuses for the Company's senior of-ficers (including Mr. Becherer) effective in fiscal 1995. This change in-creases the return on asset requirement for these officers above the require-ment established for other employees with the result that increased perfor-mance will be required to earn awards comparable to past awards. In addition, the definition of return on assets has been changed to more closely reflect cash-based, as opposed to accounting-based, returns. The profit sharing plan for employees below the senior officer group will continue to operate as in 1994.

LONG-TERM INCENTIVES

  During 1994, the Company's long-term incentives were comprised of grants of market price stock options under the 1991 John Deere Stock Option Plan and grants of restricted stock under the John Deere Restricted Stock Plan. Grants under these plans are intended to promote the creation of sustained share-holder value, encourage ownership of company stock, foster teamwork and retain high caliber executives.

  Under each plan, grants to executives are based on criteria established by the Committee, including responsibility level, base salary, current market practice and the market price of the Company's stock at the time of grant. Grant guidelines are established for all participants (including Mr. Becherer) with the objective of providing a target total compensation opportunity, in-cluding base salary and the target annual profit sharing bonus, equal to the median of the peer group. Depending on stock price performance, actual total compensation for any given year could be at, above or below the median of the peer group. The number of options or restricted shares previously granted to or held by an executive is not a factor in determining individual grants.

  Stock options granted under the 1991 Plan are granted at market price, have a ten-year term and fully vest one year following grant. During fiscal 1994, Mr. Becherer was awarded options for 19,097 shares of Company common stock.

  Grants of restricted stock generally do not vest for four years from the date of grant and are subject to possible forfeiture in the event of termina-tion or resignation from the Company prior to vesting. During fiscal 1994, Mr. Becherer was awarded 5,924 shares of restricted stock.

  Based on the recommendation of the consultants, the Committee has modified the long-term incentive program covering the Company's senior officers begin-ning in fiscal 1995. Under the modified program, senior officers will continue to receive annual grants of market price stock options but will no longer re-ceive grants (except in special circumstances approved by the Committee) of restricted shares under the John Deere Restricted Stock Plan. Instead, subject to approval of the plan by shareholders, senior officers will participate in a new John Deere Equity Incentive Plan under which participants will receive pe-riodic grants of Company stock subject to vesting and forfeiture provisions based on long-term Company achievement of performance goals to be established by the Committee. It is the Committee's view that the addition of performance features to the senior officer stock grants as proposed in the new plan will serve to promote greater focus on actions that enhance shareholder value.

  In addition, it is the Committee's intention, beginning in fiscal 1995, to further sharpen the focus on creating incremental shareholder value by supple-menting the "core" compensation program for the Company's senior officers with grants of premium price stock options with exercise prices in excess of the market price of the Company's stock on the date of grant. Moreover, exercise of these options prior to an extended future date will depend on the Company's achievement of a sustained median total shareholder return at least equal to the median of other companies traded on the New York Stock Exchange.

  Grants of premium price options will be structured to provide a target total compensation opportunity for participants approximately equal to the 60th to 70th percentile of the peer group when added to other components of compensa-tion. It is the Committee's view that this above-market positioning is justi-fied by the nature of the premium price grants under which no value is gener-ated unless the stock appreciates meaningfully above its price on the date of grant.

  Finally, the Committee has introduced stock ownership guidelines for members of the Company's senior management team to encourage the retention of stock acquired through the Company's various equity incentive plans. These guide-lines are based on a multiple of each officer's base salary.

CEO COMPENSATION

  Mr. Becherer has been Chairman and CEO of the Company since May 1990. Mr. Becherer's base salary, annual profit sharing bonus and option and restricted stock grants have been targeted to provide total compensation, assuming achievement of targeted levels of Company performance, approximately equal to the median CEO compensation of the peer group companies. In fiscal 1993, Mr. Becherer's cash compensation fell significantly below this level due to a mod-est payout under the Company's profit sharing plan. Such payout was based on the Company's return on average stockholders' equity for fiscal 1993. In fis-cal 1994, Mr. Becherer's compensation exceeded this level due to the signifi-cantly improved performance of the Company. As explained above, the fiscal 1994 profit sharing payments were based exclusively on return on assets and payout levels established by the Committee at the beginning of the year, as determined by actual 1994 results. It is the Committee's view that this rela-tionship between pay and performance is appropriate and serves shareholders' interests. As noted previously, the recent consultant study reconfirmed that Mr. Becherer's base salary and total compensation opportunity is consistent with the Committee's philosophy.

                                 COMMITTEE ON COMPENSATION
                                   John R. Walter (Chair)
                                   Samuel C. Johnson
                                   Arthur L. Kelly
                                   William A. Schreyer

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG DEERE & COMPANY, THE S&P 500 INDEX
                 AND THE S&P DIVERSIFIED MACHINERY GROUP INDEX
- -------------------------------------------------------------------------------

  The following performance graph compares cumulative total return for Company stockholders over the past five fiscal years against the cumulative total re-turn of the Standard & Poor's 500 Stock Index, and against the Standard & Poor's Diversified Machinery Group Index. The graph assumes $100 is invested in Company stock and each of the other two indices at the closing market quo-tation on October 31, 1989 and that dividends are reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

  Fiscal Year             10/89 10/90 10/91 10/92 10/93 10/94
- -------------------------------------------------------------
  Deere & Company          100   75    111    81   164   156
- -------------------------------------------------------------
  S&P 500                  100   93    124   136   156   162
- -------------------------------------------------------------
  S&P Machinery (DVRSFD)   100   80    117   111   174   181

                                     LOGO

                      COMPENSATION OF EXECUTIVE OFFICERS
- -------------------------------------------------------------------------------

  The following table shows the remuneration from the Company and its subsidi-aries during the past three fiscal years to the Company's Chief Executive Of-ficer (the "CEO") and each of the four most highly compensated executive offi-cers of the Company other than the CEO:

                          SUMMARY COMPENSATION TABLE

                          ANNUAL
                       COMPENSATION         LONG-TERM COMPENSATION
                    ------------------ --------------------------------
                                              AWARDS          PAYOUTS
                                       --------------------- ----------
                                                  SECURITIES LONG-TERM
                                       RESTRICTED UNDERLYING INCENTIVE
  NAME AND                               STOCK     OPTIONS/     PLAN       ALL OTHER
 PRINCIPAL   FISCAL SALARY(1) BONUS(2) AWARDS(3)     SARS    PAYOUTS(4) COMPENSATION(5)
  POSITION    YEAR      $        $         $          #          $             $
- ---------------------------------------------------------------------------------------
 Hans W.
 Becherer,    1994  $764,130  $874,500  $413,940    19,097    $  0          $3,914
 Chairman &
 Chief        1993  $733,805  $183,092  $411,607    30,821    $  0          $2,685
 Executive
 Officer      1992  $695,386  $  0      $385,976    27,653    $85,560       $3,246
 David H.
 Stowe,
 Jr.,         1994  $534,771  $556,500  $237,016    11,882    $  0          $3,914
 President
 & Chief      1993  $515,316  $116,522  $244,729    19,021    $  0          $2,685
 Operating
 Officer      1992  $488,305  $  0      $219,264    17,017    $68,851       $3,246
 Eugene L.
 Schotanus,   1994  $384,975  $360,040  $151,489     8,008    $  0          $3,914
 Executive
 Vice         1993  $371,787  $ 76,633  $150,622    13,062    $  0          $2,685
 President    1992  $359,222  $  0      $142,734    11,912    $48,774       $3,246
 Bill C.
 Harpole,     1994  $378,563  $351,362  $147,786     7,815    $  0          $3,914
 Executive
 Vice         1993  $359,181  $ 74,000  $147,002    12,512    $  0          $2,685
 President    1992  $342,021  $  0      $136,728    10,990    $35,628       $3,246
 Michael S.
 Plunkett,    1994  $354,965  $313,908  $139,820     7,392    $  0          $3,914
 Senior
 Vice         1993  $343,562  $ 67,110  $133,668    12,292    $  0          $2,685
 President    1992  $336,999  $  0      $134,316    11,096    $40,063       $3,246

- -------------------------------------------------------------------------------

(1) Amounts shown include cash and non-cash compensation earned and received by the executive officer as well as amounts earned but deferred at the elec-tion of the officer.

(2) Each year in which earnings goals are reached, the compensation of sala-ried employees is supplemented by fiscal year-end cash bonus payments. The amount of the bonus (if any) depends upon the pre-bonus and pre-extraordinary item return on average assets for the year and the position and salary of the employee. The amounts for 1992 and 1993 were based upon the pre- bonus, pre-tax and pre-extraordinary item return on average stockholders' equity for the preced- ing three years.

(3) At October 31, 1994, the total number and market value (based on the clos-ing market price on October 31, 1994) of shares of restricted stock held by each of the named executive officers were as follows: Mr. Becherer (26,679; $1,910,883); Mr. Stowe (15,672; $1,122,507); Mr. Schotanus (9,772; $699,920);
Mr. Harpole (0; $0); and Mr. Plunkett (9,009; $645,270). The restrictions on the shares lapse four years after the date of the grant. The amounts reported in the table represent the closing market value of the shares granted, without giving effect to the diminution in value attributable to the restrictions on such stock. Dividends are paid on the restricted shares at the same time and rate as dividends paid to shareholders of unrestricted shares.

(4) The expiration of the Company's Long-Term Incentive Plan (the "Plan") was designed to coincide with the phase-in of the Company's Restricted Stock Plan. The restrictions on restricted shares began to lapse in 1993, the year follow-ing the final Long-Term Incentive payment. 1992 was the last year in which a Long-Term Incentive Award could be paid under the Plan. Long-Term Incentive payments made under the Plan were based upon the Company's cumulative perfor-mance for the 1988 to 1991 fiscal years.

(5) Represents vested Company contributions to the Company 401(k) Savings and Investment Plan during the fiscal year with respect to the named executive of-ficer. The contribution for all employees during the past fiscal year was $11,158,918.

  The following table shows information concerning the individual grants of stock options and SARs made during fiscal 1994 to each of the named executive officers of the Company and the potential realizable values of the grants as-suming annually compounded stock price appreciation rates of five and ten per-cent per annum respectively, over the option term. The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Com-mission and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL
                                                                         REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL
                                                                          RATES OF STOCK
                                                                        PRICE APPRECIATION
                           INDIVIDUAL GRANTS                            FOR OPTION TERM(3)
- ----------------------------------------------------------------------- -------------------
                           NUMBER OF    % OF TOTAL
                          SECURITIES   OPTIONS/SARS EXERCISE
                          UNDERLYING    GRANTED TO  OR BASE
                         OPTIONS/SARS  EMPLOYEES IN  PRICE   EXPIRATION
          NAME           GRANTED(1)(#) FISCAL YEAR   ($/SH)   DATE(2)      5%       10%
- -------------------------------------------------------------------------------------------
Hans W. Becherer........    19,097        3.21%      $70.69   12/15/03  $849,053 $2,151,468
David H. Stowe, Jr. ....    11,882        2.00%      $70.69   12/15/03  $528,274 $1,338,626
Eugene L. Schotanus.....     8,008        1.35%      $70.69   12/15/03  $356,036 $  902,181
Bill C. Harpole.........     7,815        1.31%      $70.69   12/15/03  $347,455 $  880,438
Michael S. Plunkett.....     7,392        1.24%      $70.69   12/15/03  $328,648 $  832,783
- -------------------------------------------------------------------------------------------

(1) All options granted to executive officers in the period included SARs which the optionee may exercise in lieu of exercising a portion or all of the related stock option. Upon the exercise of a stock appreciation right, the optionee receives an amount in cash equal to the market price of the Company's common stock on the date of exercise less the exercise price. The options are vested at the date of grant but are exercisable between one and ten years af-ter the date of grant. Subject to plan restrictions, the exercise price and tax withholding obligations related to exercises of options or SARs may be paid by delivery of already owned shares or by offset of the underlying shares.

(2) Options and SARs expire if employment by the Company of the option holder terminates during the term of the option for any reason other than for death, disability, or retirement pursuant to disability or retirement plans of the Company.

(3) The total dollar gains for all shareholders as a group based on 86,420,927 outstanding shares as of October 31, 1994 would be $3,842,274,414 and $9,736,181,636 at the 5% and 10% annual rate of appreciation, respectively. Mr. Becherer's potential realizable value is 0.02% of the potential realizable value of all shareholders at the assumed annual rates of appreciation. The po-tential realizable value of all the named executives to that of all sharehold-ers is 0.06%.

  The following table shows information for the named executives concerning exercises of options and SARs during fiscal 1994 and the number and value of unexercised options (with tandem SARs) held at October 31, 1994:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES
                                                   UNDERYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                      OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                           SHARES                  FISCAL YEAR-END(1)(#)      FISCAL YEAR-END(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----------------------------------------------------------------------------------------------------
Hans W. Becherer........   41,643    $1,305,106       0         19,097          0         $17,856
David H. Stowe, Jr......   34,545    $1,172,404       0         11,882          0         $11,110
Eugene L. Schotanus.....   11,910    $  449,640    13,062        8,008      $401,591      $ 7,487
Bill C. Harpole.........   26,299    $  721,534       0          7,815          0         $ 7,307
Michael S. Plunkett.....   16,607    $  517,783       0          7,392          0         $ 6,912
- ----------------------------------------------------------------------------------------------------

(1) Options and SARs awarded by the Company are vested at the time of grant but are not exercisable until one year after grant.

(2) Represents the difference between the option exercise price and the clos-ing market price for the Company's stock on October 31, 1994. The options held pertain to the grants in December of 1992 and 1993 with exercise prices of $40.88 and $70.69, respectively. The closing market price for the Company's stock at the end of the 1994 fiscal year was $71.625.

  The following table shows the estimated annual pensions payable to partici-pants in the elected officer program in specified remuneration and years of service classifications.

                              PENSION PLAN TABLE

                                         YEARS OF SERVICE
                  --------------------------------------------------------------
COMPENSATION FOR     15       20       25       30       35       40       45
PENSION PURPOSES   YEARS    YEARS    YEARS    YEARS    YEARS    YEARS    YEARS
- --------------------------------------------------------------------------------
  $ 300,000.....  $ 78,756 $105,000 $131,256 $157,500 $183,756 $200,016 $200,016
  $ 400,000.....  $105,000 $140,004 $174,996 $210,000 $245,004 $266,676 $266,676
  $ 500,000.....  $131,256 $174,996 $218,760 $262,500 $306,252 $333,348 $333,348
  $ 600,000.....  $157,500 $210,000 $262,500 $315,000 $367,500 $400,020 $400,020
  $ 700,000.....  $183,756 $245,004 $306,252 $367,500 $428,760 $466,692 $466,692
  $ 800,000.....  $210,000 $279,996 $350,004 $420,000 $489,996 $533,364 $533,364
  $ 900,000.....  $236,256 $315,000 $393,756 $472,500 $551,256 $600,036 $600,036
  $1,000,000....  $262,500 $350,004 $437,496 $525,000 $612,504 $666,696 $666,696
  $1,100,000....  $288,756 $384,996 $481,260 $577,500 $673,752 $733,368 $733,368
  $1,200,000....  $315,000 $420,000 $525,000 $630,000 $735,000 $800,040 $800,040
  $1,300,000....  $341,244 $455,004 $568,740 $682,500 $796,248 $866,712 $866,712
  $1,400,000....  $367,500 $489,996 $612,504 $735,000 $857,496 $933,384 $933,384
- --------------------------------------------------------------------------------

  Under the Company's pension program, employees who have been elected Vice President or above ("elected officers") of the Company for at least three years at retirement are entitled to receive an annual pension determined by adding the amount obtained by multiplying 1.5% times the officer's number of years of non-elected officer service times average pensionable pay to the amount obtained by multiplying 2.0% times the number of years served as an elected officer of the Company times average pensionable pay, with a maximum annual pension of 66 2/3% of average pensionable pay. Average pensionable pay is based on the officer's compensation for the five highest years, not neces-sarily consecutive, during the 10 years immediately prior to the date of re-tirement. Compen-

Compensation for each year is calculated by adding the officer's annual salary to the larger of (a) the sum of short-term bonuses awarded to the officer, or
(b) any payments under the Company's long-term incentive plan or awards under the restricted stock plan. All amounts used in calculating average pensionable pay are determined before giving effect to any salary or bonus deferral under any plan sponsored by the Company. Salaried employees not entitled to the elected officer pension receive annual pension benefits determined by multiply-ing 1.5% times the employee's number of years of service with the Company times an average pensionable pay, generally of the final five years' salaries. The estimated annual pensions shown are on a straight-life annuity basis and have been computed assuming (i) that the Company's pension plans are continued with-out further amendment; (ii) that the years of service are divided evenly be-tween officer and non-officer status; and, (iii) that retirement occurs at age
65. Pension benefits are not subject to deductions for social security benefits or other offset amounts.

  The estimated credited years of service as of October 31, 1994, and the amount of fiscal 1994 compensation for pension purposes, for the individuals named in the Summary Compensation Table are: Mr. Becherer (32 years and $1,074,660); Mr. Stowe (26 years and $720,636); Mr. Schotanus (35 years and $495,924); Mr. Harpole (39 years and $472,968) and Mr. Plunkett (36 years and $462,220).

                             STOCKHOLDER PROPOSALS
- --------------------------------------------------------------------------------

  Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission for the proxy statement for the annual meeting of stockholders to be held February 28, 1996 must be received by the Company at its principal executive offices at John Deere Road, Moline, Illinois 61265 not later than September 15, 1995. This notice of the annual meeting date also serves as the notice by the Company under the advance notice Bylaw described below.

  Under the Company's Bylaws, a stockholder must give timely written notice to the Secretary of the Company before bringing any business before any annual or special meeting of stockholders. Notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. The notice shall set forth for each matter a brief description of the business to be brought before the meeting, the reasons therefore, the name, address, class and number of shares beneficially owned by, and any material interest of the shareholder making the proposal.

                              COST OF SOLICITATION
- --------------------------------------------------------------------------------

  The cost of soliciting proxies in the form enclosed is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their ex-penses in doing so. The Company has engaged Georgeson & Co., Inc. to solicit proxies held by brokers and nominees at a cost of $12,000 plus out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telegraph by directors, officers, and a few regular employees of the Company in addition to their usual duties. They will not be specially compensated for these servic-es.

                                              For the Board of Directors,

                                        LOGO
                                                    FRANK S. COTTRELL
                                                         Secretary

Moline, Illinois
January 13, 1995

                                                                      EXHIBIT A

                       JOHN DEERE PERFORMANCE BONUS PLAN
- -------------------------------------------------------------------------------

SECTION 1. ESTABLISHMENT AND PURPOSE

  1.1 Establishment of the Plan. Deere & Company, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as the "John Deere Performance Bonus Plan" (the "Plan"), as set forth in this document. The Plan permits the awarding of annual cash bonuses to Employ-ees of the Company, based on the achievement of pre-established performance goals.

  Upon approval by the Board of Directors of the Company, subject to approval by the shareholders, the Plan shall become effective as of November 1, 1994 (the "Effective Date") and shall remain in effect until terminated by the Board or Committee as provided by Section 13 herein.

  1.2 Purpose. The purpose of the Plan is to provide Participants with a mean-ingful annual incentive opportunity geared toward the achievement of specific performance goals.

SECTION 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided) and, when the defined mean-ing is intended, the term is capitalized.

  (a) "Award Opportunity" means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 herein.

  (b) "Base Salary" shall mean the regular salary or salary continuance earned during the Plan Year before any salary reduction contributions made to the Company's Internal Revenue Code Section 401(k) Plan or other deferred compen-sation plans. Among other compensation, "Base Salary" shall not include awards under this Plan, any suggestions awards, pay for unused vacation, any bonus or profit sharing benefits, the Company matching contribution under any plan pro-viding such, overtime or overtime premiums, relocation allowances, mortgage differential allowances, any premium allowances for overseas service, moving allowances, or any other special awards.

  (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  (d) "Board" or "Board of Directors" means the Board of Directors of the Com-pany.

  (e) "Committee" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3 herein, who are not current or former officers or employees of the Company and who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended.

  (f) "Company" means Deere & Company, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

  (g) "Corporate" shall mean Deere & Company and its subsidiaries.

  (h) "Disability" shall have the meaning ascribed to such term in applicable disability or retirement plans of the Company.

  (i) "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

  (j) "Employee" means a full-time, salaried employee of the Company.

  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  (l) "Executive Officers" shall mean any executive officers designated by the Committee for purposes of qualifying payouts under the Plan for exemption from
Section 162(m) of the Code.

  (m) "Final Award" means the actual award earned during a Plan Year by a Par-ticipant, as determined by the Committee at the end of the Plan Year.

  (n) "Noncorporate" shall mean a specified segment of Deere & Company's opera-tions designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, division, product line, or other such segmentation.

  (o) "Participant" means an Employee who is actively participating in the Plan.

  (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

  (q) "Plan" means the Deere & Company Performance Bonus Plan.

  (r) "Plan Year" means the Company's fiscal year.

  (s) "Retirement" shall have the meaning ascribed to such term in the John Deere Pension Plan for Salaried Employees, or any successor plan thereto.

  (t) "Target Incentive Award" means the award to be paid to a Participant when planned performance results are achieved, as established by the Committee.

SECTION 3. ADMINISTRATION

  The Plan shall be administered by the Committee. The Committee may delegate to the Company responsibility for day-to-day administration of, the Plan, fol-lowing administrative guidelines approved from time to time by the Committee.

  Subject to the limitations of the Plan, the Committee shall: (i) select from the regular, full-time salaried Employees of the Company, those who shall par-ticipate in the Plan, (ii) grant award opportunties in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and condi-tions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or recon-cile any inconsistency in this Plan or in any award opportunity granted here-under, and (vi) make all other necessary determinations and take all other ac-tions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

  4.1 Eligibility. All Employees (as defined in Section 2 herein) who are ac-tively employed by the Company in any Plan Year shall be eligible to partici-pate in the Plan for such Plan Year, subject to the limitations of Section 7 herein.

  4.2 Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth herein. Employees who are eli-gible to participate in the Plan shall be so notified in writing, and shall be apprised of the performance goals and related award opportunities for the rele-vant Plan Year, as soon as is practicable.

  4.3 Partial Plan Year Participation. Except as provided in Section 11, in the event that an Employee becomes eligible to participate in the Plan subse-quent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee, providing that the Employee has completed six pay periods of employment in a full-time status.

  4.4 No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

SECTION 5. AWARD DETERMINATION

  5.1 Performance Goals. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish performance goals for that Plan Year. Except as provided in Section 11, the goals may be based on any combination of Corporate, Non-corporate, and individual performance. After the performance goals are established, the Committee will align the achieve-ment of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Plan Year will determine the Final Award amounts. Except as provided in Section 11, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjec-tive discretion in this respect.

  The Committee also may establish one (1) or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Plan Year.

  5.2 Award Opportunities. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish an Award Oppor-tunity for each Participant. The established Award Opportunity shall vary in relation to the job classification of each Participant. Except as provided in
Section 11, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

  5.3 Adjustment of Performance Goals. Except as provided in Section 11, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year if it determines that ex-ternal changes or other unanticipated business conditions have materially af-fected the fairness of the goals and have unduly influenced the Company's ability to meet them. Further, in the event of a Plan Year of less than twelve
(12) months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion.

  5.4 Final Award Determinations. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Except as provided in Section 11, each individual award shall be based upon (i) the Participant's Target Incentive Award percentage, multiplied by his Base Sala-ry, (ii) Corporate and Non-corporate performance, and (iii) individual perfor-mance (if applicable). Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the preestablished Cor-porate, Non-corporate, and individual performance goals.

  5.5 Limitations. The amount payable to a Participant for any calendar year shall not exceed $2,000,000.

SECTION 6. PAYMENT OF FINAL AWARDS

  6.1 Form and Timing of Payment. Final Award payments shall be payable in cash, in one (1) lump sum, as soon as practicable after the end of each Plan Year, or more frequently during the Plan Year, as determined by the Committee in its sole discretion.

  6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, pay a partial award for the portion of the Plan Year the Employee was a Participant, computed as deter-mined by the Committee.

  6.3 Unsecured Interest. No participant or any other party claiming an inter-est in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

  7.1 Termination of Employment Due to Death, Disability, Retirement, or Trans-fer to Business Unit Not Included in the Plan. In the event a Participant's em-ployment is terminated by reason of death, Disability, Retirement, or transfer to a business unit not included in the Plan, the Final Award determined in ac-cordance with Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Committee determines the definition of Disability to have been satisfied.

  The Final Award thus determined shall be payable as soon as practicable fol-lowing the end of the Plan Year in which employment termination occurred, or sooner (except with respect to Executive Officers), as determined by the Com-mittee in its sole discretion.

  7.2 Termination of Employment for Other Reasons. In the event a Participant's employment is terminated for any reason other than death, Disability, or Re-tirement (of which the Committee shall be the sole judge), all of the Partici-pant's rights to a Final Award for the Plan Year then in progress shall be for-feited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Com-pany, computed as determined by the Committee.

SECTION 8. RIGHTS OF PARTICIPANTS

  8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Com-pany.

  8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by oper-ation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving mem-ber(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

  (a) Participant's spouse (unless the parties were divorced or legally sepa-rated by court decree);

  (b) Participant's children (including children by adoption);

  (c) Participant's parents (including parents by adoption); or

  (d) Participant's executor or administrator.

  Payments of benefits, in accordance with Section 7.1, shall be made exclu-sively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one (1) member, benefit payments shall be made in equal shares among members of that class.

SECTION 10. DEFERRALS

  The Committee may permit a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant at the end of a Plan Year.

SECTION 11. EXECUTIVE OFFICERS

  11.1 Applicability of Section 11. The provisions of this Section 11 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 11 and the other Plan provisions, the provisions of this Section 11 shall control.

  11.2 No Partial Plan Year Participation. An Executive Officer who becomes eligible after the beginning of a Plan Year may participate in the Plan for the succeeding Plan Year.

  11.3 Award Determination. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target In-centive Award percentage for each Executive Officer and performance goals for that Plan Year. Performance measures to be used shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, net income, stock price, and/or earnings per share; (c) return on assets, net as-sets, and/or capital; (d) return on stockholders' equity; or (e) economic value added. The Committee may select among the performance measures specified from Plan Year to Plan Year which need not be the same for each Executive Of-ficer in a given year.

  At the end of the Plan Year and prior to payment, the Committee shall cer-tify in writing the extent to which the performance goals and any other mate-rial terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary, and (ii) Corporate and Non-corporate (if applicable) perfor-mance.

  Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Corporate and Non-corporate performance goals.

  11.4 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Plan Year. Participants shall not re-ceive any payout when the Company or Non-corporate segment (if applicable) does not achieve at least minimum performance goals.

  11.5 Individual Performance and Discretionary Adjustments. Individual per-formance shall not be reflected in the Final Award. However, the Committee re-tains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

  11.6 Possible Modification. If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Sections 2.1(b), 2.1(m), 4.3, 5.1, 5.2, 5.3, or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 11, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sec-tions that are contained in this Section 11.

SECTION 12. CHANGE IN CONTROL

  12.1 Change in Control. In the event of a Change in Control of the Company, as defined below, a Participant who is an Employee as of the date of the Change in Control shall be entitled to, for the Plan Year in which the Change in Control occurs, the greater of:

  (a) The Final Award determined using:

    (i) The Participant's actual Base Salary rate in effect on the date of the Change in Control;

    (ii) The Participant's Target Incentive Award percentage; and

    (iii) Actual Corporate, Non-corporate, and individual results to the date of the Change in Control; or

  (b) The Participant's Target Incentive Award times his actual Base Salary rate in effect on the date of the Change in Control.

  The Committee, as constituted immediately prior to the Change in Control, shall determine how actual Corporate, Non-corporate, and individual perfor-mance should be measured for purposes of the Final Award calculation in Sec-tion 12.1(a). The Committee's determination shall be conclusive and final.

  Final Awards shall be payable in cash to the Participant as soon as adminis-tratively possible, but no later than thirty (30) days following a Change in Control.

  12.2 Definition of a Change in Control. A "Change in Control" shall be de-fined as a dissolution, liquidation, merger, or consolidation in which the Company is not the surviving corporation, or the acquisition of thirty percent (30%) or more of the Company's common stock by one (1) individual, corpora-tion, or other entity.

SECTION 13. AMENDMENT AND MODIFICATION

  The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the pro-visions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder to which he or she is otherwise entitled.

SECTION 14. MISCELLANEOUS

  14.1 Governing Law. The Plan, and all agreements hereunder, shall be gov-erned by and construed in accordance with the laws of the State of Delaware.

  14.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

  14.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

  14.4 Severability. In the event any provision of the Plan shall be held ille-gal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  14.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

  14.6 Successors. All obligations of the Company under the Plan shall be bind-ing upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the busi-ness and/or assets of the Company.

                                                                      EXHIBIT B

                       JOHN DEERE EQUITY INCENTIVE PLAN
- -------------------------------------------------------------------------------

SECTION 1. ESTABLISHMENT AND PURPOSE.

  1.1 Establishment. Deere & Company, a Delaware corporation ("Deere"), hereby establishes a long-term incentive plan for key employees of Deere and its sub-sidiaries (the "Company") as described herein, which shall be known as the John Deere Equity Incentive Plan (the "Plan").

  1.2 Purpose. The purposes of the Plan are to retain the key employees of the Company and to direct their attention to the long-term performance of the Com-pany by relating a portion of remuneration to the Company's long-term success. The Plan is also designed to reward and motivate such key employees and to en-courage identification with the interests of shareholders.

  1.3 Compliance with Applicable Law. The provisions of this Plan are intended to comply with all provisions of applicable law, including but not limited to all applicable conditions of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). With respect to Participants who are sub-ject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the transactions under this Plan are also intended to comply with all applicable conditions of Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act. To the extent any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board, and the Committee shall have the authority to take such actions as may be required to comply with such conditions.

SECTION 2. DEFINITIONS.

  2.1 Definitions. Whenever used hereinafter, the following terms shall have the meanings set forth below:

  (a) "Board" means the Board of Directors of Deere.

  (b) "Bonus Award" means Shares granted to Participants pursuant to Section 7 of the Plan.

  (c) "Committee" means the Compensation Committee of the Board, or a subcom-mittee thereof, consisting of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 10 herein, who are not cur-rent or former officers or employees of the Company and who are "outside di-rectors" to the extent required by and within the meaning of Section 162(m) and who are "disinterested persons" as defined in Rule 16b-3(c)(2)(i) under the Exchange Act.

  (d) "Executive" means an employee of the Company determined by the Committee to hold a key executive, administrative or professional position.

  (e) "Incentive Grant" means Shares granted to Participants pursuant to Sec-tion 4 of the Plan which are subject to Limitations.

  (f) "Limitations" means the limitations imposed on Incentive Grants de-scribed in Section 6 of the Plan.

  (g) "Maximum Bonus Award" means the maximum number of Shares covered by a Bonus Award that may be granted to a Participant for a Performance Period, as determined by the Committee.

  (h) "Participant" means an Executive designated by the Committee to partici-pate in the Plan.

  (i) "Performance Determination Date" means the day on which a Performance Period ends.

  (j) "Performance Period" means a period established by the Committee pursu-ant to Section 4 of the Plan over which the Company's performance will be mea-sured for purposes of the Plan.

  (k) "Performance Target" means the performance goals for a Performance Pe-riod as determined by the Committee pursuant to Section 4 of the Plan.

  (l) "Shares" or "Stock" means the common stock, $1 par value per share, of Deere.

  (m) "Subsidiary" means any corporation, a majority of the total combined voting power of all classes of stock of which is directly or indirectly owned by the Company.

  (n) "Year" means the 12-month period beginning each November 1 and ending October 31 of the following year.

  2.2 Gender. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plu-ral.

SECTION 3. ELIGIBILITY.

  3.1 Eligibility. Incentive Grants, subject to Limitations hereafter speci-fied, may be granted to Executives of the Company, as determined by the Com-mittee. The designation of Participants shall occur before the start of each Performance Period, or at such other time as deemed appropriate by the Commit-tee, and shall be communicated to Participants as soon as practicable.

SECTION 4. PERFORMANCE PERIODS AND TARGETS; GRANTS.

  4.1 Establishment of Performance Periods and Performance Targets. The Com-mittee shall establish Performance Periods over which the Company's perfor-mance will be measured for purposes of this Plan. A Performance Period may consist of four consecutive Years, or such other period of time as the Commit-tee deems appropriate. At the time it establishes a Performance Period, or up to three (3) months thereafter, the Committee shall also establish the Perfor-mance Target for such period. A Performance Target may be based on any of the following factors, or any combination of the following factors, as the Commit-tee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, net income, stock price, and/or earnings per Share; (c) return on as-sets, net assets, and/or capital; (d) return on stockholder's equity; or (e) economic value added, in each case over the Performance Period. For purposes of establishing a Performance Target, any of the factors set forth above may, as applicable, be measured either before or after income taxes, and may in-clude or exclude interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued or added opera-tions, the cumulative effect of changes in accounting policies and the effect of any tax law changes.

  4.2 Incentive Grants. The Committee shall determine the Executives to whom Incentive Grants will be made, the number of Shares covered by each Incentive Grant and the time or times when the Incentive Grants will be made, provided that the number of Shares covered by Incentive Grants to any Participant over any four consecutive Years shall not exceed 75,000 Shares. The Committee shall establish an initial Performance Period for an Incentive Grant at or before the time of such award and may, at its discretion, establish subsequent addi-tional Performance Periods for an Incentive Grant, commencing every two years after the date of the Incentive Grant (until the Incentive Grant shall have terminated pursuant to Section 6 of the Plan), or at such other intervals as the Committee deems appropriate.

  4.3 Communication of Grant. Written notice of a Participant's Incentive Grant shall be given to the Participant as soon as practicable after the grant by the Committee. The Committee may require a Participant who receives an In-centive Grant to execute and deliver an agreement which shall incorporate or conform to the terms and conditions of this Plan, or any other terms and con-ditions not inconsistent with this Plan as imposed by the Committee. The agreement may require the Participant to pay to the Company an amount equal to the aggregate par value of all Shares subject to an Incentive Grant.

  4.4 Adjustments for Acquisitions and Dispositions. If the Committee shall determine that an acquisition or disposition of assets or securities by the Company shall have a material effect (whether positive or negative) on the Company's ability to meet its Performance Target(s) for the applicable Perfor-mance Period(s), the Committee shall have the discretion to take any action that would reduce the amount of a Participant's Incentive Grant, or to adjust a Performance Target for a Performance Period, subject to the limitations of
Section 162(m).

  4.5 Non-adjustment of Performance Targets and Incentive Grants. Except as provided in Section 4.4 above, once established Performance Targets and Incen-tive Grants shall not be changed during the Performance Period; provided, how-ever, that the Committee retains the discretion to eliminate or decrease the amount of an Incentive Grant otherwise payable to a Participant.

SECTION 5. SHARES SUBJECT TO PLAN.

  5.1 Shares Subject to Plan. An aggregate of 1,000,000 Shares shall be sub-ject to the Plan either from authorized but heretofore unissued Shares or from Shares reacquired by Deere, including Shares purchased in the open market.

  5.2 Stock Splits/Stock Dividends. In the event of any change in the out-standing Shares of Deere by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares, or the like, the aggregate number of and class of securities issuable pursuant to Subsec-tion 5.1 and pursuant to any Incentive Grant hereunder may be appropriately adjusted by the Committee, whose determination shall be conclusive.

  5.3 Reacquired Shares. If Shares issued pursuant hereto shall not be ac-quired by Participants because of failure to satisfy the conditions for the lapse or termination of the Limitations imposed on such Shares pursuant to the Plan, if permissible pursuant to Rule 16b-3 of the Securities and Exchange Commission, such Shares again shall become available for issuance under the Plan.

SECTION 6. INCENTIVE GRANTS.

  6.1 Custody and Transferability. Shares subject to an Incentive Grant shall be held by the Company while subject to Limitations, and no rights thereto may be transferred, gifted, or otherwise alienated or hypothecated until they have been freed of Limitations. As Shares are freed of Limitations, they will be delivered to the Participant.

  6.2 Other Limitations. Deere may impose such other limitations on any Shares granted pursuant to Incentive Grants as it may deem advisable including, with-out limitation, limitations intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares. Shares delivered to Participants as Limitations lapse may bear such legends, if any, as the Com-mittee shall specify.

  6.3 Voting Rights. Participants issued Incentive Grants hereunder shall have full voting rights on the Shares covered by such Grant.

  6.4 Dividend Rights. Participants issued Incentive Grants hereunder shall have full dividend rights, with such dividends being paid on Shares covered by such Grants. If all or part of a dividend is paid in Shares, the Shares shall be held by Deere subject to the same Limitations as the Incentive Grant that is the basis for the dividend.

  6.5 Termination of Limitations. On or after each Performance Determination Date, the Committee shall determine the Company's financial performance in re-lation to the Performance Target for the immediately prior Performance Period and certify in writing the extent to which the performance goals and any other material terms were satisfied. A portion of the Participant's Incentive Grants equal to the product of (i) the total number of Shares covered by all previous Incentive Grants to the Participant which have not been previously forfeited or freed of Limitations, and which have been held by the Participant for at least one Performance Period, times (ii) the percentage of the Performance Target achieved by the Company (up to 100%), shall be freed of Limitations. If only a portion of the Participant's Incentive Grant is freed from Limitations on any particular Performance Determination Date, the Shares that were earli-est granted shall be deemed to be the first Shares freed from Limitations.

  6.6 Maximum Number of Shares Freed From Limitations. Notwithstanding the provisions of Section 6.5, and other than Shares which may be freed from Limi-tations pursuant to Section 13, the number of Shares covered by any Partici-pant's Incentive Grants that may be freed from Limitations over any four con-secutive years shall not exceed 75,000 Shares, subject to the provisions of
Section 5.2.

  6.7 Forfeiture. Any Shares covered by an Incentive Grant, which have not been freed of Limitations within eight (8) years after the date of such grant, shall automatically be forfeited and rescinded.

SECTION 7. BONUS AWARDS.

  7.1 Determination of Maximum Bonus Awards. At the beginning of each Perfor-mance Period, or up to three (3) months thereafter, the Committee may estab-lish a Maximum Bonus Award for each Participant for such Performance Period. The number of Shares that may be covered by Maximum Bonus Awards established for any Participant over any four consecutive years shall not exceed 75,000 Shares, subject to the provisions of Section 5.2.

  7.2 Grant of Bonus Awards. On each Performance Determination Date, if the Company's financial performance over the preceding Performance Period exceeds the Performance Target for such period previously established by the Commit-tee, a Participant may receive as a Bonus Award an additional number of Shares equal to (a) the number of Shares covered by the Participant's Maximum Bonus Award for such Performance Period, if any, times (b) the percentage over the Performance Target achieved by the Company (up to 100%) during such Perfor-mance Period. A Participant can receive a Bonus Award only for the first Per-formance Period following the date on which the Committee determines the Par-ticipant's Maximum Bonus Award for such Performance Period. Notwithstanding the foregoing, the number of Shares covered by Bonus Awards that may be granted to a Participant over any four consecutive years shall not exceed 75,000 Shares, subject to the provisions of Section 5.2.

  7.3 Limitations. All Bonus Awards need not be subject to Limitations. Not-withstanding the foregoing, Deere may impose such other conditions on any Shares covered by Bonus Awards as it may deem advisable including, without limitation, conditions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares. Shares delivered to Participants covered by Bonus Awards may bear such legends, if any, as the Committee shall specify.

SECTION 8. TERMINATION OF EMPLOYMENT.

  8.1 Termination of Employment Due to Death, Disability, or Normal Retire-ment. In the event a Participant's employment is terminated by reason of death, total and permanent disability, or normal retirement as defined in the John Deere Pension Plan for Salaried Employees, each Incentive Grant previ-ously granted to the Participant which has not previously been freed of Limi-tations shall continue to be subject to Limitations until and unless such shares are forfeited or freed of Limitations pursuant to the terms of Section
6.5 and 6.6 above, and the Participant shall thereafter be ineligible to re-ceive any Incentive Grants under the Plan. However, the Participant shall thereafter continue to be eligible to receive a Bonus Award for any Perfor-mance Period covering any period of time during which the Participant was em-ployed by the Company.

  8.2 Termination of Employment Due to Early Retirement. In the event a Par-ticipant's employment is terminated by reason of early retirement as defined in the John Deere Pension Plan for Salaried Employees, a portion of each In-centive Grant held by the Participant equal to the product of (a) the total number of Shares covered by the Incentive Grant which have not previously been forfeited or freed of Limitations, times (b) a fraction (the "Fraction"), (i) the numerator of which is the number of months between the last day of the month in which the Participant's employment was terminated and the Performance Determination Date for the Performance Period during which the Incentive Grant was originally granted or, if such date has already passed, the next Perfor-mance Determination Date, and (ii) the denominator of which is the number of months in the Performance Period ending on such Performance Determination Date, shall automatically be forfeited and rescinded, provided that the Com-mittee shall have the authority to waive such forfeiture and rescission with respect to all or any portion of such Incentive Grants. The remaining portions of the Participant's Incentive Grants (including any portions as to which for-feiture and rescission shall have been waived by the Committee) shall continue to be subject to Limitations until and unless such shares are forfeited or freed of Limitations pursuant to the terms of Section 6.6 and 6.7 above, and the Participant shall thereafter be ineligible to receive any Incentive Grants under the Plan. However, the Participant shall thereafter continue to be eli-gible to receive a Bonus Award for any Performance Period covering any period of time during which the Participant was employed by the Company, provided that any such Bonus Award shall be limited to the product of (x) the number of Shares that would otherwise be covered by such Bonus Award, times (y) the re-sult of one minus the Fraction.

  8.3 Termination of Employment for Reason Other than Death, Disability, or Retirement. In the event a Participant's employment with the Company is termi-nated for any reason other than set forth in Sections 8.1 and 8.2, each Incen-tive Grant previously granted to such Participant which has not been freed of Limitations shall automatically be forfeited and rescinded, and the Partici-pant shall thereafter be ineligible to receive any Incentive Grants or Bonus Awards under the Plan.

SECTION 9. RIGHTS OF EMPLOYEES, PARTICIPANTS.

  9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive's or Participant's employ-ment at any time, nor confer upon any Executive or Participant any right to continue in the employ of the Company.

  9.2 Non-transferability. Except as permitted pursuant to Rule 16(b)-3 of the Exchange Act, no right or interest of any Participant in the Plan shall be as-signable or transferable, or subject to any lien, directly, indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy. In the event of a Participant's death, distribution of Shares or payments of any amounts due under the Plan shall be made to the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate.

SECTION 10. ADMINISTRATION.

  10.1 Administration. The Committee shall be responsible for the administra-tion of the Plan. The Committee is authorized to interpret the Plan, to pre-scribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the in-terests of the Company, and to make all other determinations necessary or ad-visable for the administration of the Plan, but only to the extent not con-trary to the express provisions of the Plan. In making Incentive Grants and Bonus Awards under the Plan, the Committee may take into account, the nature of the services rendered by such Executives, their present and potential con-tributions to the Company's success, the Company's past performance and such other factors as the Committee in its discretion shall deem relevant.

  10.2 Finality of Determination. The determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan, shall be final and shall be binding and conclusive for all purposes and upon all persons.

  10.3 Expenses. The expenses of administering the Plan shall be borne by Deere.

SECTION 11. EFFECT ON OTHER PLANS.

  11.1 Effect on Other Plans. Participation in the Plan shall not affect a Participant's eligibility to participate in any other benefit or incentive plan of the Company and any Grants and Awards made pursuant to the Plan shall not be included in the Participant's remuneration for the purposes of deter-mining the benefits provided under any other plan of the Company unless spe-cifically provided in such other plan.

SECTION 12. AMENDMENT AND TERMINATION.

  12.1 Amendment and Termination. The Plan may be amended or terminated at any time by the Committee, provided that the approval of the stockholders of Deere must first be obtained in order to (a) increase the maximum number of shares that may be issued pursuant to the Plan (except pursuant to Sections 5, 6 and 7 hereof), (b) materially increase the benefits accruing to Participants under the Plan, or (c) modify the requirements as to eligibility for participation in the Plan, or for any amendment which would require stockholder approval in order for the Plan to continue to comply with Section 162(m). No amendment or termination of the Plan, without the consent of the Participant, shall materi-ally and adversely affect a Participant's rights under an Incentive Grant pre-viously made pursuant thereto.

SECTION 13. CHANGE OF CONTROL.

  The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this
Section 13.

  (a) In the event that:

    (i) a "Change of Control" as defined in paragraph (b) of this Section 13 occurs; or

    (ii) a "Potential Change of Control" as defined in paragraph (c) of this
  Section 13 occurs and the Committee or the Board determines that the provi-sions of this paragraph (a) should be invoked;

then, unless otherwise determined by the Committee or the Board in writing at or after the making of an Incentive Grant, but prior to the occurrence of such Change of Control, the Limitations applicable to any Incentive Grant shall terminate; and the value of all such Incentive Grants shall, to the extent de-termined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (d) of this Section 13).

  (b) For purposes of paragraph (a) of this Section 13, a "Change of Control" means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Deere is then subject to such reporting requirement, provided that, without limitation, such a Change of Control shall be deemed to have oc-curred if:

    (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
  Act) other than a Participant or group of Participants is or becomes the "beneficial owner" (as defined in Rule 13(d-3) under the Exchange Act), di-rectly or indirectly, of securities of Deere representing thirty percent (30%) or more of the combined voting power of Deere's then outstanding se-curities;

    (ii) during any period of two (2) consecutive years, there shall cease to be a majority of the Board comprised as follows: individuals who at the be-ginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by Deere's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

    (iii) the shareholders of Deere approve a merger or consolidation of Deere with any other company, other than a merger or consolidation which would result in the voting securities of Deere outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Deere or such surviving entity outstanding immediately after such merger of consolidation; or

    (iv) the shareholders of Deere approve a plan of complete liquidation of Deere or an agreement for the sale or disposition by Deere of all or sub-stantially all of Deere's assets.

  (c) For purposes of paragraph (a) of this Section 13, a "Potential Change of Control" means the happening of any of the following:

    (i) the entering into an agreement by Deere (other than with a Partici-pant or group of Participants), the consummation of which would result in a Change of Control of Deere as defined in paragraph (b) of this Section 13; or

    (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than a Participant or group of Partici-pants, Deere or a Subsidiary, or any Deere employee benefit plan including its trustee) of securities of Deere representing five percent (5%) or more of the combined voting power of Deere's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Po-tential Change of Control of Deere has occurred for purposes of the Plan.

  (d) For purposes of this Section 13, "Change of Control Price" means the highest price per Share paid in any transaction reported on the New York Stock Exchange Composite Tape, or offered in any transaction related to a potential or actual change of control of Deere at:

    (i) the date the Change of Control occurs;

    (ii) the date the Potential Change of Control is determined to have oc-curred; or

    (iii) such other date as the Committee may determine at or after grant but before the Change of Control occurs or the Potential Change of Control is determined to have occurred;

or at any time selected by the Committee during the sixty (60) day period pre-ceding such date.

SECTION 14. REQUIREMENTS OF LAW.

  14.1 Requirements of Law. The delivery of Shares pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and shall not be made until all required approvals of the proper government agencies have been obtained.

  14.2 Governing Law. The Plan, and all agreements hereunder, shall be con-strued in accordance with and governed by the laws of the State of Illinois.

SECTION 15. WITHHOLDING TAXES.

  15.1 Withholding Taxes. The Company shall have the right to collect cash from Participants under the Plan, or to make withholdings from other payments to such Participants, in an amount necessary to satisfy any Federal, state or local withholding tax requirements. Any Participant may elect, subject to ap-proval by the Committee, to satisfy withholding, in whole or in part, by hav-ing Deere withhold Shares having value equal to the amount required to be withheld.

SECTION 16. EFFECTIVE DATE OF THE PLAN.

  16.1 Effective Date. The Plan shall become effective upon approval by the shareholders of Deere.

  16.2 Duration of the Plan. The Plan shall remain in effect until all Shares awarded under the Plan are free of all Limitations imposed by the Plan, but no Incentive Grant shall be made and no Maximum Bonus Award shall be established after December 31, 2004.

                                     LOGO



                                                                     LOGO
                                                               Printed on
                                                               Recycled Paper

[LOGO OF DEERE & COMPANY]

DEERE & COMPANY

PROXY -- ANNUAL MEETING / 22 FEBRUARY 1995
- --------------------------------------------------------------------------------

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 22, 1995.

The undersigned appoints each of Hans W. Becherer, David H. Stowe, Jr., and Frank S. Cottrell attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this proxy will be voted as specified and in the discretion of the proxies on all other matters, if not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts each joint owner should sign.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                      PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK [X]

               ____________  _______________________
                  COMMON      DIVIDEND REINVESTMENT

________________________________________________________________________________
    The Directors Recommend a Vote FOR all Nominees and FOR Items 2 and 3.
________________________________________________________________________________
 1. Election as Directors of Hans W. Becherer, Agustin Santamarina V.,
    David H. Stowe, Jr., and John R. Walter.

VOTE FOR ALL    WITHHOLD VOTE FOR      VOTE FOR ALL, EXCEPT WITHHOLD VOTE
  NOMINEES        ALL NOMINEES           FROM THE FOLLOWING NOMINEE(S):

    [_]                [_]

                                        ____________________________________

2. Approval of the John Deere           3. Approval of the John Deere
   Performance Bonus Plan.                 Equity Incentive Plan.

     FOR   AGAINST   ABSTAIN                   FOR   AGAINST   ABSTAIN
     [_]     [_]       [_]                     [_]     [_]       [_]
________________________________________________________________________________

                                                   Date_________________________


                                                   _____________________________
                                                             Signature

                                                   _____________________________
                                                             Signature


________________________________________________________________________________